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                                                                    Exhibit 2.6

                                 EXHIBIT G

                       FORM OF POWDERS OPTION AGREEMENT










                                         -79-

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                                                                 EXHIBIT G


  AGREEMENT FOR OPTION TO ACQUIRE POWDERS BUSINESS FROM ZUELLIG BOTANICALS, INC.

          AGREEMENT FOR OPTION TO ACQUIRE POWDERS BUSINESS FROM ZUELLIG BOTANICALS, INC., dated as of ______________, 1999 (the "AGREEMENT"), by and between Hauser, Inc., a Colorado corporation (the "COMPANY"), and Zuellig Botanicals, Inc. ("ZBI"), a Delaware corporation.

                                 R E C I T A L S :

          WHEREAS, the Company, ZGNA, ZG Merger Sub 1 and ZG Merger Sub 3, each of which is a Delaware corporation and wholly owned subsidiary of the Company and ZG Merger Sub 2, a New York corporation and wholly owned subsidiary of the Company (the "ACQUISITION SUBSIDIARIES"), and ZBI and certain other subsidiaries of ZGNA have entered into an Agreement and Plan of Merger, dated as of December 8, 1998 (the "MERGER AGREEMENT"), which provides, upon the terms and subject to the conditions set forth therein, for the merger of Acquisition Subsidiaries with and into certain subsidiaries of ZGNA (the "MERGERS"); and

          WHEREAS, as a condition and inducement to Company's pursuit of the transactions contemplated by the Merger Agreement, and in consideration therefor, ZBI has agreed to grant Company the Option (as hereinafter defined).

          NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, and intending to be legally bound hereby, the Company and ZBI, agree as follows:

                   1. DEFINED TERMS. Capitalized terms which are used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

                   2. GRANT OF OPTION. Subject to the terms and conditions set forth herein, ZBI hereby grants to the Company an irrevocable option (the "OPTION") to purchase the powders business of ZBI, including without limitation all assets related thereto and all associated liabilities, other than the shares of capital stock of the Company held by ZBI (the "BUSINESS"). At the request of the Company and in lieu of the exercise of the Option, ZBI agrees to make commercially reasonable efforts to sell the capital stock of ZBI to the Company (after distribution of the shares of capital stock of the Company held by ZBI) so long as there is not at such time, and will not be, any adverse tax consequences to ZGNA or ZBI arising from the sale of stock instead of assets. The Option


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     may be exercised at any time after twelve months from the date hereof but not later than the second anniversary of the date hereof (the "EXPIRATION DATE"). A list of the current employees, material assets and contracts of the Business is contained in a schedule provided to the Company, and the current financial statement of ZBI has been provided to the Company.

                   3.    EXERCISE OF OPTION.

          (a) The Company may exercise the Option, in whole and not in part, at any time and from time to time prior to the Expiration Date, by written notice given to ZBI by the Company (the date of such exercise being referred to herein as the "EXERCISE DATE"). Except as set forth in Section 4(a), any exercise of the Option shall be irrevocable subject to the entering into of a satisfactory purchase agreement as provided in the next paragraph.

          (b) In the event the Company exercises the Option, ZBI and the Company shall enter into a purchase agreement, containing substantially the same representations, warranties, covenants and conditions concerning ZBI as the Merger Agreement (subject to any disclosure schedules ZGNA may deliver at the time of the execution of such agreement), and having indemnification provisions of ZBI substantially similar to the indemnification provisions of ZGNA set forth in the Merger Agreement. If the Company intends to use its Common Stock in satisfaction of the Purchase Price (as defined below), the Company shall make representations, warranties, covenants and indemnities concerning the Company and its subsidiaries substantially the same as the representations, warranties, covenants and indemnities made or given by it in the Merger Agreement (subject to any disclosure schedules the Company may deliver at the time of the execution of such agreement).

                   4.    PAYMENT AND DELIVERY OF CERTIFICATES.

          (a) The purchase price for the Business (the "PURCHASE PRICE") shall be an amount equal to the fair market value of the Business as of the Exercise Date (the "FAIR MARKET VALUE"). In the event the Company and ZBI are unable to agree on the Fair Market Value within 20 days of the Exercise Date, then the Board of Directors of the Company (the "BOARD") shall request any of the investment banking firms set forth on Schedule A hereto (the "BANKING FIRM") to make such determination. Such determination shall be made as promptly as practicable after the date on which the Banking Firm is notified, but in any event within thirty (30) days of such date. The Banking Firm's determination shall be in writing and shall be addressed to both the Company and ZBI, and shall be binding and conclusive on the parties. All costs and expenses of the Banking Firm shall be paid by the Company. The Company may give written notice to ZBI revoking the exercise of the Option within ten (10) days after receipt of the Banking

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Firm's determination, in which case this Option shall expire and be of no further force or effect.

          (b) The Purchase Price shall be payable as follows: (i) by payment to ZBI in cash, by certified or official bank check, or by wire transfer of the Purchase Price, (ii) by delivery to ZBI a certificate evidencing shares of Common Stock, par value $0.001 per share, of the Company ("COMMON STOCK"), having a Market Price (as hereinafter defined) on the date of payment equal to the Purchase Price; or (c) by a combination of the methods described in clauses
(a) and (b) above. For purposes hereof, the term "MARKET PRICE" shall mean the average closing price of a share of Common Stock for the 15 consecutive trading days preceding such day on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the average of the reported bid and asked prices during such 15 trading day period on the Nasdaq National Market or, if the shares are not listed on the Nasdaq National Market, in the over-the-counter market or, if the shares of Common Stock are not publicly traded, the Market Price for such day shall be the fair market value thereof determined jointly by the Company and ZBI; PROVIDED, HOWEVER, that if such parties are unable to reach agreement within a reasonable period of time, the Market Price shall be determined in good faith by an investment banking firm set forth on Schedule A hereto which shall be selected by the Board. All costs and expenses incurred in connection with the determination of Market Price shall be borne by the Company.

          (b) At the Closing, simultaneously with the delivery of the Purchase Price, ZBI shall deliver to the Company a bill of sale and such other instruments of assignment as the Company shall reasonably request, and the Company shall execute such instruments of assumption as ZBI shall reasonably request. At the Closing, ZBI and its assets shall not be the guarantor, co-obligor or have any other obligations in respect of the debts, obligations or financial condition of any affiliate of ZBI.

          (c) ZBI shall pay all expenses, and any and all United States federal, state, and local taxes and other charges that may be payable in connection with the preparation, issuance and delivery of Business under this
Section in the name of the Company or its assignee, transferee, or designee.

          (d) ZBI agrees (i) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by ZBI, and (ii) promptly to take all action as may from time to time be required (including (A) complying with all premerger notification, reporting and waiting period requirements and (B) in the event prior approval of or notice to

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any governmental regulatory agency is necessary before the Option may be exercised, cooperating fully with the Company in preparing such applications or notices and providing such information to such Governmental Authority as it may require). Nothing provided herein shall restrict ZBI from paying ordinary cash dividends from time to time to ZGNA, provided such dividends do not exceed the earnings of ZBI.

                   5. REPRESENTATIONS AND WARRANTIES OF ZBI. ZBI hereby represents and warrants to the Company as follows:

          (a) CORPORATE AUTHORITY. ZBI has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of ZBI, and no other corporate proceedings on the part of ZBI are necessary to authorize this Agreement or to consummate the transactions so contemplated; this Agreement has been duly and validly executed and delivered by ZBI.

          (b) NO VIOLATIONS. The execution, delivery and performance of this Agreement does not or will not, and the consummation by ZBI of any of the transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, its certificate of incorporation or by-laws, or the comparable governing instruments of any of its subsidiaries, or
(B) a breach or violation of, or a default under, any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation of it or any of its subsidiaries (with or without the giving of notice, the lapse of time or both) or under any law, rule, ordinance or regulation or judgment, decree, order, award or governmental or non-governmental permit or license to which it or any of its subsidiaries is subject, that would, in any case give any other person the ability to prevent or enjoin ZBI's performance under this Agreement in any material respect.

          (c)  SUBSIDIARY.  ZBI is a wholly owned Subsidiary of ZGNA.

                   6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to ZBI as follows:

          (a) CORPORATE AUTHORITY. The Company has full corporate power and authority to enter into this Agreement and, subject to obtaining the approvals referred to in this Agreement, to consummate the transactions contemplated by this Agreement; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company; and this Agreement has been duly executed and delivered by the Company; provided, however, that the exercise of the Option may

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require approval of the shareholders of the Company and regulatory or third party approvals.

                   7.    NO CHANGES IN ZBI.

          (a) ZBI shall not change the capitalization or debt structure of ZBI in any manner that would frustrate the intent of this Agreement.

          (b) During the period from the date of this Agreement to the Expiration Date, ZBI shall use its commercial reasonable efforts to conduct the powders business in the ordinary course and consistent with past practice, and to preserve intact the business organization of ZBI, to keep available the services of its officers and employees and to maintain satisfactory relationships with all persons with whom it does business.

          (c) During the period from the date of this Agreement to the Expiration Date, ZBI and its affiliates will not solicit or engage in negotiations for the sale of the Business or the capital stock of ZBI with any person other than the Company.

                  8.  MISCELLANEOUS.

          (a) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado applicable to contracts made and to be performed entirely within such State.

          (b) PARAGRAPH AND SECTION HEADINGS. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

               (c)  NOTICES.

          (i) All communications under this Agreement shall be in writing and shall be delivered by hand, by facsimile or mailed by overnight courier or by registered mail or certified mail, postage prepaid:

               (1) if to ZGNA, at 2550 El Presidio Street, Long Beach, California 90810-1193 (facsimile: (310) 637-3644), marked for attention of President, or at such other address as ZBI may have furnished the Company in writing (with a copy to Willkie Farr & Gallagher, 787 Seventh Avenue, New York, NY 10019-6099, Attention: Harvey L. Sperry, Esq. (facsimile: 212-728-8111), or at such other address it may have furnished the Company in writing), or

               (2) if to the Company, at 5555 Airport Boulevard, Boulder, Colorado 80301 (facsimile: (303) 441-5802), marked for the attention of Dean Stull, or at such other address as the Company may have furnished Investor in writing (with a copy to

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Chrisman, Bynum & Johnson, P.C., 1900 Fifteenth Street, Boulder,
Colorado 80302, Attention: Laurie Glasscock, Esq. (facsimile:
303-449-5426) or at such other address as it may have furnished in writing to the Investor and the Escrow Agent), or

          (ii) Any notice so addressed shall be deemed to be given: if delivered by hand or by facsimile, on the date of such delivery; if delivered by courier, on the first Business Day following the date of the delivery to the courier; and if mailed by registered or certified mail, on the third Business Day after the date of such mailing.

          (d) EXPENSES AND TAXES. Each party shall pay its own fees and expenses incurred in connection with the transactions contemplated hereby.

          (e) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.

          (f) ENTIRE AGREEMENT; AMENDMENT AND WAIVER. This Agreement constitutes the entire understandings of the parties hereto and supersedes all prior agreements or understandings with respect to the subject matter hereof among such parties. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of the Company and ZBI. No course of dealing between the Company and ZBI nor any delay in exercising any rights hereunder shall operate as a waiver of any rights of either party hereto.

          (g) SEVERABILITY. In the event that any part or parts of this Agreement shall be held illegal or unenforceable by any court or administrative body of competent jurisdiction, such determination shall not effect the remaining provisions of this Agreement which shall remain in full force and effect.

          (h) SPECIFIC PERFORMANCE. The parties hereto agree that this Agreement may be enforced by either party through specific performance, injunctive relief and other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

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          (i)  COUNTERPARTS.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.


                              HAUSER, INC.



                              By:
                                --------------------------
                              Name:
                              Title:



                              ZUELLIG BOTANICALS, INC.


                              By:
                                --------------------------
                              Name:
                              Title:





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                                     SCHEDULE A

                     LIST OF APPROVED INVESTMENT BANKING FIRMS



     Hanifen, Imhoff Inc.

     NationsBanc Montgomery Securities LLC

     Hambrecht & Quist LLC

     Piper Jaffray Inc.



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